Mayer Brown LLP 1675 Broadway New York, New York 10019-5820 Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com

March 8, 2013

GE Capital Commercial Inc.

6510 Millrock Drive

Suite 200
Salt Lake City, UT 84121

GECB Equipment Funding, LLC

6510 Millrock Drive

Suite 200

Salt Lake City, UT 84121

GE CF Trust

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Re: GECB Equipment Funding, LLC/GE CF Trust Registration Statement filed on Form S-3 on December 19, 2012[1]

Ladies and Gentlemen:

We have acted as special counsel for GE CF Trust, a Delaware statutory trust (the “Trust”), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, including Amendment No. 1, dated as of March 8, 2013, the “Registration Statement”), filed by the Trust and GECB Equipment Funding, LLC, as co-registrants (the “Co-Registrants”) with the Securities and Exchange Commission on December 19, 2012, in connection with the registration of asset-backed notes and special units of beneficial interest in the Trust (each a “SUBI” and, together, the “SUBIs”). As described in the Registration Statement, a SUBI may be issued from time to time by the Trust pursuant to the Amended and Restated Trust Agreement, dated as of November 19, 2012 (the “Trust Agreement”), between GE Capital Commercial Inc., as UTI beneficiary (in such capacity, the “UTI Beneficiary”) and Wilmington Trust Company, as trustee (in such capacity, the “Trustee”).

1 As amended by Amendment No. 1, dated as of March 8, 2013.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown llp

GE Capital Commercial Inc.

GECB Equipment Funding, LLC

GE CF Trust

March 8, 2013

In that connection, we are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any SUBI and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed or incorporated by reference as an exhibit to the Registration Statement, the Trust Agreement, the Form SUBI and a certified copy of the certificate of trust of the Trust, which was filed with the Secretary of State of the State of Delaware on June 4, 2009 (the “Certificate of Trust” and, together with the Trust Agreement and the Form SUBI, the “Trust Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement. For purposes of this opinion, we have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information expressly set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

1.	The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”).

2.	When (i) a SUBI has been designated and allocated by the UTI Beneficiary from the undivided trust interest of the Trust to a special unit beneficial interest in the Trust pursuant to the Trust Agreement and the Form SUBI, (ii) the UTI Beneficiary has given notification of such designation and allocation to the Trustee, and the Trustee has acknowledged and agreed to such allocation and designation by affixing its signature to such SUBI and (iii) the UTI Beneficiary has executed such SUBI by all necessary corporate action, such SUBI will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust, in accordance with its terms and the Act.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

(a)	We have assumed (i) the due organization, formation or creation, as the case may be, and valid existence in good standing of each party to the Trust Documents other than the Trust under the laws of the jurisdiction governing such party’s organization, (ii) that any party to the Trust Documents has the power and authority to execute and deliver, and to perform its obligations under any of the Trust Documents, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) each Transaction Document has been duly authorized, executed and delivered by the parties thereto, (v) the Trust Agreement and the Form SUBI (as duly executed) will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (vi) the application of Delaware law to any SUBI would not be contrary to a fundamental policy of a jurisdiction (other than the State of Delaware) which (A) would be the jurisdiction of applicable law in the absence of an effective choice of law and (B) has a materially greater interest than the State of Delaware in the determination of a particular issue relating to any SUBI and (vii) the transactions described in, and relating to, each SUBI have a substantial, reasonable and material relationship with the State of Delaware.

Mayer Brown llp

GE Capital Commercial Inc.

GECB Equipment Funding, LLC

GE CF Trust

March 8, 2013

(b)	The foregoing opinion regarding enforceability is subject to (i) applicable bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification, exculpation or contribution, and (iv) judicial imposition of an implied covenant of good faith and fair dealing.

(c)	We express no opinion with respect to (i) provisions of a document reviewed by us to the extent that such provisions purport to bind a person or entity that is not a party to such document, (ii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, (iii) the enforceability of any provision in Trust Agreement or the the Form SUBI purporting to prohibit, restrict or condition the assignment of any of the SUBIs, to the extent that any such provision may be limited by the operation of Sections 9-401, 9-406 or 9-408 of the Uniform Commercial Code as in effect in the State of Delaware, (iv) purported waivers of any statutory or other rights, court rules and defenses to obligations where such waivers (A) are against public policy or (B) constitute waivers of rights which by law, regulation or judicial decision may not otherwise be waived, or (v) any right or obligation to the extent that the same may be varied by course of dealing or performance.

(d)	With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents, (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein, and (v) in connection with the documents of which we have received a form, that all blanks contained in such documents have been properly and appropriately completed, and optional provisions included in such documents have been properly and appropriately selected.

Mayer Brown llp

GE Capital Commercial Inc.

GECB Equipment Funding, LLC

GE CF Trust

March 8, 2013

Our opinions expressed herein are limited to the laws of the State of Delaware.

We know that we are referred to under the heading “LEGAL OPINIONS” in the Prospectus included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5.2 thereto.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP